Exhibit 10.21

XBIOTECH INC.

INSIDER TRADING POLICY

I.	PURPOSE

XBiotech Inc. and its subsidiaries (the “Company”) has adopted this Insider Trading Policy (this “Policy”) to help its directors, officers and employees comply with insider trading laws and to prevent even the appearance of improper insider trading.

II.	SCOPE

A.

This Policy applies to all directors, officers and employees of the Company, as well as their respective family members and others in their households (collectively referred to as “Insiders”), and any other individuals that Angela Hu, Director of Finance (the "Compliance Officer") may designate as Insiders because they have access to material nonpublic information concerning the Company. This Policy also applies to any entities that Insiders control, including corporations, trusts or partnerships.

B.

Except as set forth explicitly below, this Policy applies to any and all transactions in the Company’s securities, including transactions in common stock, options, preferred stock, and any other type of securities that the Company may issue, as well as to derivative securities relating to any of the Company's securities, whether or not issued by the Company.

III.	SPECIFIC GUIDANCE

A.	Generally Prohibited Activities.

1.	Trading in Company Securities.

a.	No Insider may buy, sell or otherwise trade in Company securities while aware of material nonpublic information concerning the Company.

b.	No Insider may buy, sell or otherwise trade in Company securities during any special trading blackout period applicable to such Insider as designated by the Compliance Officer.

2.

Tipping. Providing material nonpublic information to another person who may trade or advise others to trade on the basis of that information is known as “tipping” and is illegal. Therefore, no Insider may “tip” or provide material nonpublic information concerning the Company to any person other than a director, officer or employee of the Company, unless required as part of that Insider’s regular duties for the Company and authorized by the Compliance Officer.

3.

Trading in Securities of Other Companies. No Insider may, while in possession of material nonpublic information about any other public company gained in the course of employment with the Company, (a) trade in the securities of the other public company, (b) “tip” or disclose such material nonpublic information concerning that company to anyone, or (c) give trading advice of any kind to anyone concerning the other public company.

B.	Additional Restrictions Applicable to Section 16 Individuals and Key Employees.

1.	No Section 16 Individual or Key Employee listed on Exhibit A may trade in Company securities outside of the Company trading window described in Section V.B below.

2.	No Section 16 Individual may trade in Company securities unless the trade(s) have been approved by the Compliance Officer in accordance with the procedures set forth in Section V.C.1 below.

C.	Exceptions.

The prohibited activities above do not apply to:

1.

Exercises of stock options or similar equity awards or the surrender of shares to the Company in payment of the stock option exercise price or in satisfaction of any tax withholding obligations, provided that any securities acquired pursuant to such exercise may not be sold while the Insider is in possession of material nonpublic information or subject to a special trading blackout or, with respect to Section 16 Individuals and Key Employees, while the Company’s trading window is closed.

2.

Acquisitions or dispositions of Company securities under the Company’s 401(k) plan or any other individual account that are made pursuant to standing instructions entered into while the Insider is not in possession of material nonpublic information or otherwise subject to a special trading blackout and, with respect to Section 16 Individuals and Key Employees, while the Company’s trading window is open.

3.	Purchases or sales made pursuant to a Rule 10b5-1 plan that is adopted and operated in compliance with the terms of this Policy (see Section VII).

IV.	DETERMINING WHETHER INFORMATION IS MATERIAL AND NONPUBLIC

A.	Definition of “Material” Information.

1.

There is no bright line test for determining whether particular information is material. Such a determination depends on the facts and circumstances unique to each situation, and cannot be made solely based on the potential financial impact of the information.

2.	In general, information about the Company should be considered “material” if:

●	A reasonable investor would consider the information significant when deciding whether to buy or sell Company securities; or

●	The information, if disclosed, could be viewed by a reasonable investor as having significantly altered the total mix of information available in the marketplace about the Company.

Put simply, if the information could reasonably be expected to affect the price of the Company’s stock, it should be considered material.

3.

It is important to remember that whether information is material will be viewed by enforcement authorities with the benefit of hindsight. In other words, if the price of the Company’s stock changed as a result of the information having been made public, it will likely be considered material by enforcement authorities.

4.	While it is not possible to identify every type of information that could be deemed “material,” the following matters ordinarily should be considered material:

●	significant changes in the Company's prospects, whether positive or negative (e.g., news regarding approval of a drug candidate by the FDA, results of clinical trials or FDA regulatory actions);

●	major discoveries or significant changes or developments in products or product lines, research or technologies;

●	significant developments regarding product and research development;

●	significant litigation or government agency investigations;

●	financial performance, especially quarterly and year-end earnings or significant changes in financial performance or liquidity;

●	major changes in management;

●	development of a significant new product or process;

●

proposals, plans or agreements, even if preliminary in nature, involving mergers, acquisitions, divestitures, strategic alliances, joint ventures, licensing arrangements, or purchases or sales of substantial assets;

●	the contents of forthcoming publications that may affect the market price of Company securities; and

●	offerings of Company securities.

B.	Definition of “Nonpublic” Information.

Information is “nonpublic” if it has not been disseminated to investors through a widely circulated news or wire service (such as Dow Jones, Bloomberg, PR Newswire, etc.) or through a public filing with the Securities and Exchange Commission (the “SEC”). For the purposes of this Policy, information will be not considered public until after the close of trading on the second full trading day following the Company’s widespread public release of the information.

C.	Consult the Compliance Officer for Guidance.

Any Insider who is unsure whether the information that he or she possesses is material or nonpublic should consult the Compliance Officer for guidance before trading in any Company securities.

D.	Post Termination Transactions

This Policy continues to apply to transactions in Company securities even after the termination of services to the Company. If an individual is in possession of material non-public information when his or her service terminates, that individual may not trade in the Company Securities until that information has become public or is no longer material.

V.	ADDITIONAL PROVISIONS FOR SECTION 16 INDIVIDUALS AND KEY EMPLOYEES

A.	Definitions of Section 16 Individuals and Key Employees.

1.

“Section 16 Individual” – Each member of the Company’s Board of Directors (“Board”), those executive officers of the Company designated by the Board as “Section 16 officers” of the Company and their respective family members and others in their households. A list of the Section 16 Individuals is contained on Appendix A, which may be supplemented or amended from time to time by the Compliance Officer.

2.

“Key Employees” –Certain individuals listed are designated as Key Employees because of their position with the Company and their possible access to material nonpublic information. A list of the Key Employees is contained on Appendix A, which may be supplemented or amended from time to time by the Compliance Officer.

B.	The Trading Window.

Section 16 Individuals and Key Employees may buy, sell or trade in Company securities only while the Company’s trading window is open. In general, the Company’s trading window opens after the close of trading on the second full trading day following the earlier of the Company's filing its Form 10-Q or Form 10-K or the Company’s public announcement of quarterly earnings, and remains open through the last trading day of the third calendar month of the then-current fiscal quarter (the "Open Window").

In addition, the Company, through the Compliance Officer, may authorize longer or additional trading windows in which buying, selling or otherwise effecting transactions in the Company's securities shall be permitted pursuant to this Policy as if it were the "Open Window." Similarly, the Company, through the Compliance Officer, may impose special black-out periods during which certain persons will be prohibited from buying, selling or otherwise effecting transactions in any stock or other securities of the Company or derivative securities thereof, even through the trading windows would otherwise be open. If a special black-out period is imposed, the Company will notify affected individuals, who should not engage in any transaction involving the purchase or sale of the Company's securities during the blackout period and should not disclose to others the fact of such suspension of trading.

It should be noted that even during the Open Window, any Section 16 Individual or Key Employee who is in possession of material nonpublic information regarding the Company shall not engage in any transaction in the Company's securities until the close of trading on the second full trading day following the Company’s widespread public release of the material information.

C.	Procedures for approving trades by Section 16 Individuals

1.	Section 16 Individual Trades. No Section 16 Individual may trade in Company securities until:

a.	the individual has notified the Compliance Officer in writing, at least three business days prior to the proposed trade(s), of the amount and nature of the proposed trade(s), and

b.

the individual has certified to the Compliance Officer in writing, no more than three business days prior to the proposed trade(s), that he or she is not aware of material nonpublic information regarding the Company.

The notice and certification required by this Section V.C.1 shall be given using the form attached hereto as Exhibit B. Beginning on the day that is the fourth business day following the date of such notice, and for four additional business days thereafter, provided that the facts referred to in the certification remain correct, the Section 16 Individual may execute the trade set forth in such notice. Once the approval period identified in the notice has expired, a new notice and certification pursuant to this Section V.C.1 must be given in order for the Section 16 Individual to trade in Company securities.

2.

No Obligation to Approve Trades. The existence of the foregoing approval procedures does not in any way obligate the Compliance Officer (or, in the case of any trade by the Compliance Officer, the Chief Executive Officer or the Chief Financial Officer of the Company) to approve any trades requested by Section 16 Individuals or the Compliance Officer.

D.	Prohibited Transactions.

1.	16 Section Individuals who purchase Company securities may not sell any Company securities of the same class for at least six months after the purchase.

2.	Section 16 Individuals may not sell the Company's securities short.

3.	Section 16 Individuals may not buy or sell puts or calls or other derivate securities on the Company's securities.

4.	Section 16 Individuals may not hold Company securities in a margin account or pledge Company securities as collateral for a loan.

5.	Section 16 Individuals may not enter into hedging or monetization transactions or similar arrangements with respect to Company securities.

VI.	COMPLIANCE OFFICER

The Company has designated Angela Hu, Director of Finance, as the individual responsible for ensuring compliance with this Policy (the “Compliance Officer”). The duties of the Compliance Officer include the following:

A.	Administering this Policy and monitoring and enforcing compliance with all Policy provisions and procedures.

B.	Responding to all inquiries relating to this Policy.

C.	Reviewing and either approving or denying all proposed trades by Section 16 Individuals in accordance with the procedures set forth in Section V.C.1 above.

D.	After discussing with the blackout assessment team, designating and announcing special trading blackout periods during which certain Insiders may not trade in Company securities.

E.	Providing copies of this Policy and other appropriate materials to all new Insiders.

F.	Administering, monitoring and enforcing compliance with all federal and state insider trading laws and regulations.

G.	Assisting in the preparation and filing of all required SEC reports relating to insider trading in Company securities.

H.	Revising the Policy as necessary to reflect changes in federal or state insider trading laws and regulations, or as otherwise deemed necessary or appropriate.

The Compliance Officer may designate one or more individuals who may perform the Compliance Officer’s duties in the event that the Compliance Officer is unable or unavailable to perform such duties.

VII.	RULE 10b5-1 TRADING PLANS

A.	General Information.

Under Rule 10b5-1 of the Securities Exchange Act of 1934, an individual has an affirmative defense against an allegation of insider trading if he or she demonstrates that the purchase, sale or trade in question took place pursuant to a binding contract, specific instruction or written plan that was put into place before he or she became aware of material nonpublic information. Such contracts, irrevocable instructions and plans are commonly referred to as Rule 10b5-1 plans.

Rule 10b5-1 plans have the obvious advantage of protecting against insider trading liability. However, they also require advance commitments regarding the amounts, prices and timing of purchases or sales of Company securities and thus limit flexibility and discretion. In addition, once a Rule 10b5-1 plan has been adopted, it is generally not permissible to amend or modify such plan. Accordingly, while some individuals may find Rule 10b5-1 plans attractive, they may not be suitable for all Insiders.

B.	Specific Requirements.

1.

Pre-Approval. For a Rule 10b5-1 plan to serve as an adequate defense against an allegation of insider trading, a number of legal requirements must be satisfied. Accordingly, anyone wishing to establish a Rule 10b5-1 plan must first receive approval from the Compliance Officer or his or her designee. Section 16 Individuals wanting to establish a Rule 10b5-1 plan must also satisfy the notification and certification requirements set forth in Section V.C.1 above.

2.

Material Nonpublic Information and Special Blackouts. An individual desiring to enter into a Rule 10b5-1 plan must enter into the plan at a time when he or she is not aware of any material nonpublic information about the Company or otherwise subject to a special trading blackout.

3.	Trading Window. Section 16 Individuals and Key Employees may only establish a Rule 10b5-1 plan when the Company’s trading window is open.

4.

30-Day Waiting Period. To avoid even the appearance of impropriety, the Company requires a waiting period of 30 days between the date the Rule 10b5-1 plan is adopted and the date of the first possible transaction under the plan.

VIII.	POTENTIAL PENALTIES AND DISCIPLINARY SANCTIONS

A.	Civil and Criminal Penalties.

The consequences of prohibited insider trading or tipping can be severe. Persons violating insider trading or tipping rules may be required to disgorge the profit made or the loss avoided by the trading, pay the loss suffered by the person who purchased securities from or sold securities to the Insider or tippee, pay significant civil and/or criminal penalties, and serve a lengthy jail term. The Company in such circumstances may also be required to pay major civil or criminal penalties.

B.	Company Discipline.

Violation of this Policy or federal or state insider trading or tipping laws by any Insider may, in the case of a director, subject the director to removal proceedings and, in the case of an officer or employee, subject the officer or employee to disciplinary action by the Company up to and including termination for cause.

C.	Reporting of Violations.

Any Insider who violates this Policy or any federal or state law governing insider trading or tipping, or knows of any such violation by any other Insider, must report the violation immediately to the Compliance Officer. Upon determining that any such violation has occurred, the Compliance Officer, in consultation with the Company’s Disclosure Committee and, where appropriate, the Chair of the Audit Committee of the Board, will determine whether the Company should release any material nonpublic information, and, when required by applicable law, shall cause the Company to report the violation to the SEC or other appropriate governmental authority.

IX.	MISCELLANEOUS

This Policy will be delivered to all directors, officers, employees and designated outsiders upon its adoption by the Company and to all new directors, officers, employees and designated outsiders at the start of their employment or relationship with the Company. Upon first receiving a copy of this Policy or any revised versions, each Section 16 Individual and Key Employee must sign an acknowledgment that he or she has received a copy of this Policy and agrees to comply with the terms.

ACKNOWLEDGMENT AND CERTIFICATION

The undersigned does hereby acknowledge receipt of the Company's Insider Trading Policy. The undersigned has read and understands such Insider Trading Policy and agrees to be governed by such Insider Trading Policy at all times in connection with the purchase and sale of securities and the confidentiality of non-public information.

(Signature)	Date

(Print Name)

EXHIBIT A

Section 16 Individuals and Key Employees

Section 16 Individuals

John Simard, CEO and President

Sushma Shivaswamy, Chief Scientific Officer

Angela Hu, Director of Finance

Craig Rademaker, Board Director

Thomas Kündig, Board Director

Tevi Troy, Board Director

David Soffer, Board Director

Key Employees

Norma I. Gonzalez

Qian Wu

Michael C. Cavalier

Triveni H. Pallapotu

Tzu-Yu Kwan

EXHIBIT B

XBIOTECH INC.

INSIDER TRADING POLICY

Notice and Certification for Section 16 Individuals and Key Employees

To the Compliance Officer:

I hereby notify you of my intent to trade in securities of XBiotech Inc. (the "Company"). The amount and nature of the proposed trade is as follows:

☐	Exercise _______________ stock options granted under the 2015 Incentive Stock Option Plan or the 2025 Equity Incentive Plan _____________________;

☐	on Sell in the open market ___________ shares of Company Common Stock currently held at _______________ (example: Fidelity; another broker; in certificated form); market

☐	Purchase in the open market _____________ shares of Company Common Stock;

☐	Gift _______ shares of Company Common Stock to _______________________________;

☐	Adopt a Rule 10b5-1 plan to sell ______ shares granted on __________________________;

☐	Other (explain) _______________________________________________________________________________________________________________________________________________.

I understand that I am not authorized to trade in Company Securities or adopt a Rule 10b5-1 plan in reliance upon this Notice and Certification until           (insert the date that is four business days after the date hereof), and that such authorization will continue until           (insert the date that is eight business days after the date hereof). I understand that if I have not completed my proposed trade or adopted my Rule 10b5-1 plan by the last date of the authorization period set forth in the immediately preceding sentence, I must submit a new Notice and Certification in order to trade in Company securities or adopt a plan.

I hereby certify that I am not aware of material nonpublic information concerning the Company.

Date:	Signature:

Print Name:

To be completed by Compliance Officer

Approved:

Date: